CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements”, each dated July 27, 2026, and each included in this Post-Effective Amendment No. 142 to the Registration Statement (Form N-1A, File No. 033-70958) of Touchstone Funds Group Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 21, 2025, with respect to the financial statements and financial highlights of Touchstone Small Cap Fund and Touchstone Small Cap Value Fund (the “Funds”) (two of the funds constituting Touchstone Funds Group Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

Cincinnati, Ohio

July 27, 2026